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                                DAMAD HOLDING AG

                                 PROMISSORY NOTE

This Note is entered into January 23, 2002      Maturity Date:  January 10, 2005
to be effective as of January 10, 2002
(References to the date of this Note
contained herein shall be deemed to mean
January 10, 2002.)

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Lender:                                          Borrower:


DAMAD Holding AG                        Frisby Technologies, Inc.
Lindenstrasse 14                        3195 Centre Park Blvd.
CH - 6340 Baar                          Winston-Salem, NC County: Forsyth 27107
SWITZERLAND

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         FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.       RATE. The Rate shall be the Prime Rate plus 0.75%.

The "Prime Rate" is the so-called composite "Prime Rate" which is published from time to time during the relevant period in the Southeast Edition of The Wall Street Journal listing of "Money Rates" and shall be the arithmetic average of such published rates if more than one is quoted.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of North Carolina; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event The Wall Street Journal ceases to publish the Prime Rate, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

Single Principal Amount. Principal shall be paid in full in a single payment on January 10, 2005. Interest thereon shall be paid on a quarterly basis beginning with the quarter ending March 31, 2002 with such payments being due on the first business day after the end of each successive quarter. Each payment shall be accompanied by a statement from Borrower setting forth in reasonable detail the interest then due and payable for such quarter. A final payment of all accrued and unpaid interest shall be made at the stated maturity of this Note.

5. WAIVERS, CONSENTS AND COVENANTS. Borrower, any endorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice (excluding notices to be given under


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the Loan Agreement) required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the "Loan Documents"); (b) consent to all delays, extensions or renewals of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and
(c) agree to pay, on demand, all reasonable costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, provided such costs, fees and expenses shall not exceed 15% of the obligations due hereunder.

6. PREPAYMENTS. Prepayments may be made in whole or in part at any time. The Borrower may reborrow any prepayments of principal at any time up to the maximum available under the Note.

7. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed three percent (3.0%) of the unpaid portion of any payment that is more than fifteen days late. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the 3.0% delinquency charge may be imposed not only with respect to regular installments of principal or interest or principal and interest, but also with respect to any other payment in default under this Note (other than a previous delinquency charge), including without limitation a single payment of principal due at the maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely manner, subsequent payments will be applied first to the past due balance (which shall not include any previous delinquency charges), specifically to the oldest maturing installment, and a separate delinquency charge will be imposed for each payment that becomes due until the default is cured.

8. EVENTS OF DEFAULT. The occurrence of a "Default" under Section 8 of the Loan Agreement shall constitute an event of default hereunder (an "Event of Default").

9. REMEDIES UPON DEFAULT. Whenever there is an Event of Default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender's discretion up to the maximum rate allowed by law, or if none, a per annum rate of interest equal to the Prime Rate plus 3.75% (the "Default Rate"). The provisions herein for a Default Rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Lender is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10. NON-WAIVER. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligor to Lender in any other respect at any other time,


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11.      APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of North Carolina. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of North Carolina or the United States located within the State of North Carolina and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

12. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

14. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue,

15. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF ("A.A.A."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN FORSYTH COUNTY, NORTH CAROLINA, AND ADMINISTERED BY A.A.A. WHO WILL APPOINT AN ARBITRATOR. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED EXCLUSIVELY FOR BUSINESS PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE AND HEREBY EXECUTES THIS NOTE UNDER SEAL AS OF THE DATE HERE ABOVE WRITTEN.


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NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


FRISBY TECHNOLOGIES, INC.



By:     /s/ Gregory S. Frisby              (Seal)
   ----------------------------------------

Name:  Gregory S. Frisby

Title: Chairman and CEO



       /s/ Douglas J. McCrosson
-------------------------------------------

Attest (If Applicable)
[Corporate Seal]


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